               LIMITED POWER OF ATTORNEY FOR SECTION 16 REPROTING
                                   OBLIGATIONS

Know all by these presents, that the undersigned's hereby makes, constitutes and appoints each of Jae Whan Yoo, Lonny Robinson and Lisa Pai as the  undersigned's true and lawful  attorney-in-fact,  with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)     prepare,  execute,  acknowledge,  deliver  and  file  Forms  3,4,  and 5
        (including  any  amendments  thereto) with respect to the  securities of
        CENTER FINANCIAL CORPORATION,  a CALIFORNIA corporation (the "Company"), with the United States Securities and Exchange Commission,  any national securities  exchanges  and  the  Company,  as  considered  necessary  or advisable under Section 16(a) of the Securities Exchange Act of 1934 and
        the rules and regulations  promulgated there under, as amended from time to time (the "Exchange Act");

(2)     seek  or  obtain,  as  the  undersigned's   representative  and  on  the
        undersigned's  behalf,  information  on  transactions  in the  Company's securities from any third party,  including  brokers,  employee  benefit plan administrators and trustees,  and the undersigned hereby authorizes any such person to release any such  information to the  undersigned and approves and ratifies any such release of information; and

(3)     perform  any  and  all  other  acts  which  in the  discretion  of  such attorney-in-fact  are  necessary or  desirable  for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)     this  Power  of  Attorney  authorizes,   but  does  not  require,   such
        attorney-in-fact  to act in their discretion on information  provided to
        such   attorney-in-fact   without   independent   verification  of  such
        information;

(2)     any  documents  prepared  and/or  executed by such  attorney-in-fact  on behalf of the undersigned  pursuant to this Power of Attorney will be in such form and will  contain  such  information  and  disclosure  as such
        attorney-in-fact,   in  his  or  her  discretion,   deems  necessary  or
        desirable;

(3)     neither the Company nor such attorney-in-fact  assumes (i) any liability for the undersigned's  responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the  undersigned for any failure to comply with such  requirements,  or (iii) any obligation or liability of the  undersigned for profit  disgorgement  under Section 16(b) of the
        Exchange Act; and

(4)     this  Power  of  Attorney   does  not  relieve  the   undersigned   from
        responsibilities for compliance with the undersigned's obligations under
        the  Exchange   Act,   including   without   limitation   the  reporting
        requirements under Section 16 of the Exchange Act.

The  undersigned  hereby gives and grants the  foregoing  attorney-in-fact  full power and  authority  to do and perform all and every act and things  whatsoever requisite,  necessary  or  appropriate  to be done in and  about  the  foregoing matters as fully to all intents and purposes as the  undersigned  might or could do if present,  hereby ratifying all that such  attorney-in-fact  of, for and on behalf of he  undersigned,  shall  lawfully  do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney  shall remain in full force and effect  until  revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS  WHEREOF,  the  undersigned  has caused the Power of  Attorney  to be executed as of this 28day of February, 2007.

Signed: /s/ Lisa K. Pai
        --------------------------------